Exhibit 99.1

LITIGATION CONSULTING AND SEPARATION AGREEMENT

This Litigation Consulting and Separation Agreement (“Agreement”) is entered into this 1st day of June, 2006 (“Execution Date”) by and between Bettina Simon, Esq. (“Ms. Simon”), and Mannatech, Inc., a Texas corporation (“Mannatech”), hereinafter collectively referred to as the “Parties.”

RECITALS

WHEREAS, Ms. Simon has been employed by Mannatech as its Senior Vice President & Chief Legal Officer;

WHEREAS, Mannatech and Ms. Simon are parties to an employment agreement dated effective as of November 11, 2005 and attached hereto as Exhibit “A” (the “Employment Agreement”);

WHEREAS, Mannatech has determined that Ms. Simon’s knowledge and expertise in a litigation consulting role will be of value to the company following her departure; and

WHEREAS, Mannatech wishes to enter into a litigation consulting relationship with Ms. Simon in the capacity and under the terms and conditions herein set forth, and Ms. Simon is willing to provide such litigation consulting services to Mannatech;

NOW THEREFORE, in consideration of the recitals set forth above that are incorporated by reference herein and the mutual promises and covenants contained herein, it is hereby agreed by and between the parties hereto as follows:

ARTICLE I

AGREEMENTS BY MS. SIMON.

1.1	Resignation. Ms. Simon has tendered and Mannatech has accepted Ms. Simon’s resignation as Senior Vice President & Chief Legal Officer and any and all other employment and/or director positions she may have held with Mannatech or any affiliates or subsidiaries of Mannatech effective as of June 1, 2006 (the “Separation Date”).

1.2	Release Of Claims. Ms. Simon hereby GENERALLY RELEASES AND FOREVER DISCHARGES Mannatech (including, without limitation, Mannatech’s affiliates, owners, stockholders, agents, directors, officers, members, partners, employees, insurers, representatives, lawyers, employee welfare benefit plans, pension plans and/or deferred compensation plans and their trustees, administrators or other fiduciaries, the successors or assigns of any of the foregoing, and all persons acting by, through, under, or in concert with them, or any of them) of and from any and all manner of action or actions, cause or causes of action, at law or in equity, including all suits, debts, liens, contracts, agreements, promises, liabilities, claims, and demands, for any and all damages, loss, cost or expense, of any nature whatsoever, known or unknown, fixed or contingent, asserted or unasserted, liquidated or unliquidated, due or to become due (hereinafter called “claims”), which Ms. Simon now has or may hereafter have against Mannatech by reason of any matter, cause, or thing whatsoever, from the beginning of time to the date hereof including but not limited to those claims arising out of Ms. Simon’s employment with Mannatech or the termination of such employment. Without limiting the generality of the foregoing, the claims released herein include any claims arising out of, based upon, or in any way related to:

1.2.1	the Employment Agreement between Mannatech and Ms. Simon dated effective as of November 11, 2005, and any amendments or supplements to that agreement;

1.2.2	any claim of entitlement to present or future employment or reemployment with Mannatech;

1.2.3	any property, contract, or tort claims, including any and all claims of wrongful discharge, breach of employment contract, breach of any covenant of good faith and fair dealing, retaliation, intentional or negligent infliction of emotional distress, tortious interference with contract or existing or prospective economic advantage, negligence, misrepresentation, breach of privacy, defamation, loss of consortium, breach of fiduciary duty, violation of public policy, or any other common law claim of any kind;

1.2.4	any violation or alleged violation of the Civil Rights Act of 1964, Title VII, 42 U.S.C. §§ 2000e et seq., as amended (including the Civil Rights Act of 1991), the Civil Rights Act of 1866, 42 U.S.C. §§ 1981 et seq., as amended, the Equal Pay Act (EPA), 29 U.S.C. §§ 201 et seq., as amended, the Americans with Disabilities Act of 1990 (ADA), 42. U.S.C. §§ 12101 et seq., as amended, the Employee Retirement Income Security Act of 1974 (ERISA), 29 U.S.C. §§ 1001 et seq., as amended, the Consolidated Budget and Reconciliation Act of 1985 (COBRA), §§ 1161 et seq., as amended, the Fair Labor Standards Act of 1938 (FLSA), 29 U.S.C. §§ 201 et seq., as amended, the Family and Medical Leave Act (FMLA), 29 U.S.C. §§ 2601 et seq., as amended, the Labor Management Relations Act (LMRA), 29 U.S.C. §§ 141 et seq., as amended, the Racketeer Influenced and Corrupt Organizations Act (RICO), 18 U.S.C. §§ 1961 et seq., as amended, the Occupational Safety and Health Act (OSHA), 29 U.S.C. §§ 651 et seq., as amended, the Sarbanes-Oxley Act, 18 U.S.C. § 1514A, as amended, the Texas Labor Code, the Texas Unemployment Insurance Act, the Texas Worker’s Compensation Act, or any other federal, state, or local statute, regulation, or ordinance;

1.2.5	any violation or alleged violation of the Age Discrimination in Employment Act, as amended;

1.2.6	any claim for severance pay, bonus, sick leave, vacation or holiday pay, life insurance, health insurance, disability or medical insurance, or any other employee benefit;

1.2.7	any claim relating to or arising under any other local, state, or federal statute or principle or case of common law (whether in contract or in tort) governing employment, discrimination in employment, and/or the payment of wages or benefits; and

1.2.8	any claim that Mannatech has acted improperly, illegally, or unconscionably in any manner whatsoever at any time prior to the execution of this Agreement; provided, however, that the provisions of Section 1.6 of the Employment Agreement (inclusive of its subparts) that apply post-employment according to their terms shall survive the execution of this Agreement, and shall continue to apply according to their terms;

provided however, that the release described herein shall not apply to any claims that Ms. Simon has or may have in the future with respect to (i) any breach of this Agreement by Mannatech; (ii) any claim under Mannatech’s directors and officers insurance policies, or claims for indemnification pursuant to the Employment Agreement or Mannatech’s bylaws; (iii) stock options currently held by Ms. Simon which shall continue to be subject to the provisions of Mannatech’s stock option plans; (iv) vested benefits of Ms. Simon under any company employee benefit plan; (v) any claim for unemployment compensation; (vi) any claim for worker’s compensation insurance coverage; or (vii) any claim for outstanding unpaid expenses from Ms. Simon’s Mannatech employment.

Section 1.6 of the Employment Agreement in its entirety shall survive this Agreement and shall control in the event of any conflicts. Ms. Simon does not release any rights to indemnity as provided under the Bylaws or as set forth in the November 11, 2005 Employment Agreement, that Ms. Simon may have possessed in her capacity and by reason of her service as an employee or officer of Mannatech. Mannatech shall continue to maintain directors and officers insurance coverage and will not seek any exclusion for past directors and officers, including Ms. Simon.

1.3	OWBPA Representations. With respect to Ms. Simon’s agreement to release any claims for violations or alleged violations of the Age Discrimination in Employment Act, as amended, as discussed in section 1.2.5, above, Ms. Simon understands that this Agreement is written in a manner calculated to be understood by her, that she understands this Agreement, that she does not waive any rights or claims that may arise after the date this Agreement is executed, that she is waiving any rights or claims only in exchange for consideration in addition to anything of value to which she already is entitled, that she is advised to consult with an attorney prior to executing this Agreement, that she has had a period of at least 21 days within which to consider this Agreement or has knowingly waived her right to such time period, that she has a period of at least seven (7) days following the execution of this Agreement within which to revoke this Agreement, and that this Agreement will not become effective or enforceable until the revocation period has expired.

1.4	Covenant Not To Sue. Ms. Simon agrees that it is her intention in executing this agreement that it shall be effective to bar each and every claim that she now has or could have against Mannatech arising from Ms. Simon’s employment with Mannatech except as otherwise provided in this Agreement. In signing this Agreement, Ms. Simon agrees never to institute any claim at law or equity against Mannatech relating to her employment with Mannatech or the termination of such employment.

1.5	Warranty That Claims Have Not Been Assigned Or Conveyed. Ms. Simon represents and warrants that she is the only person who may be entitled to assert any claims against Mannatech arising from any claim relating to her former employment with Mannatech and the termination of such employment, and that she has not assigned or conveyed to anyone else any part of or interest in her claims (if any) against Mannatech. Ms. Simon agrees to indemnify and hold Mannatech harmless from any liability, demand, cost, expense, or attorney’s fees incurred as the result of the assertion of any such claim or claims by any other person based on such an assignment or conveyance from Ms. Simon.

1.6	Return Of Mannatech Property. With the exception of company property that Ms. Simon retains with the consent of Mannatech and/or pursuant to this Agreement, Ms. Simon agrees to deliver to Mannatech (and will not keep in her possession, recreate or deliver to anyone else) any and all property, records, notes, reports, proposals, lists, correspondence, materials, equipment, computers, printers, fax machines, computer discs, rolodex cards, and other documents or property, together with all copies thereof (in whatever medium recorded) belonging to Mannatech, whether located at Mannatech, Ms. Simon’s home or elsewhere; provided however, that Ms. Simon shall be entitled to retain all personal effects, notebooks, awards, files and art work.

1.7	Effect Of Revocation Of Agreement By Ms. Simon. Notwithstanding Mannatech’s agreements to pay Ms. Simon, in the event of any revocation by Ms. Simon of this Agreement pursuant to Section 1.3, above, Mannatech will not be obligated to make any payments to Ms. Simon and all amounts and benefits previously paid and/or transferred to Ms. Simon pursuant to Sections 2.2 and 2.3 below shall become immediately due and payable to Mannatech upon written notice to Ms. Simon by Mannatech.

1.8	Litigation And Regulatory Cooperation. Ms. Simon agrees to cooperate with Mannatech in the prosecution or defense of any claims or actions now in existence or that may be brought in the future against or on behalf of Mannatech that relate to pending claims in the derivative and class actions filed against Mannatech that transpired while Ms. Simon was employed by Mannatech (including without limitation, the claims and actions listed in Exhibit 1.8 to this Agreement), during the term of this Agreement for up to ten hours each month upon reasonable request, at reasonable times and with reasonable notice. Ms. Simon’s cooperation in connection with such claims or actions shall include, but not be limited to assisting counsel to prepare for discovery or trial and to act as a witness on behalf of Mannatech at mutually convenient times which shall take into consideration Ms. Simon’s other previously scheduled commitments. Ms. Simon also shall cooperate fully with Mannatech in connection with any investigation or review by any federal, state, or local regulatory authority as any such investigation or review relates to events or occurrences that transpired while Ms. Simon was employed by Mannatech. Mannatech shall reimburse Ms. Simon for all costs and expenses incurred in connection with her performance under this paragraph, including, but not limited to, reasonable attorneys’ fees and costs. In the event Ms. Simon is requested to perform services in excess of the allocated time, she shall be compensated on a pro rata basis.

1.9	Final Expense Submission. Within thirty (30) days after the Separation Date, Ms. Simon will submit for reimbursement all remaining outstanding expenses from her work as an employee, officer, and/or director of Mannatech and/or its affiliates, with documentation in accordance with company policy. Mannatech will reimburse such expenses in accordance with company policy.

1.10	Stock Activity Reporting. Immediately upon engaging in the sale or purchase of Mannatech securities, Ms. Simon or her designated representative shall notify Mannatech of same and the details of the transaction (transaction date, type, share price, and number of shares) by e-mail to Steve Fenstermacher, at sfenstermacher@mannatech.com.

ARTICLE II

AGREEMENTS BY MANNATECH.

2.1	Term. The term of this Agreement shall be one (1) year from the Separation Date unless earlier terminated by either Party as provided herein. Thirty (30) days prior to the one (1) year anniversary of this Agreement, Mannatech may give Ms. Simon a written notification of extension, which shall have the effect of extending this Agreement for an additional three-month period.

2.2	Compensation. Mannatech agrees to pay Ms. Simon Ten Thousand Dollars and No/100 ($10,000.00) once each month beginning on June 2 and on the first of each month thereafter hereafter defined as “Compensation.” Ms. Simon agrees that during the term of this Agreement, she will be considered an independent contractor for federal income tax and all other purposes and will accordingly file, remit and pay all required amounts attributable to her income as an independent contractor to any and all taxing authorities, as required. This Agreement shall not be construed to establish an employment, partnership, or other relationship other than that of an independent contractor. Mannatech will not provide Ms. Simon with coverage or compensation for health insurance, accident insurance, life insurance, worker’s compensation insurance, or any other “fringe benefits” that may be provided to employees of Mannatech.

2.3	Benefits. As of July 1, Mannatech shall no longer provide Ms. Simon with Mannatech’s standard medical, dental, vision and life insurance benefits, or other benefits, except as otherwise provided in this Agreement.

2.3.1	Ms. Simon and her dependent shall have the right to continue coverage under Mannatech’s medical, dental and vision insurance programs as provided by COBRA at her own expense. Mannatech shall provide, under separate cover, to Ms. Simon at her home address, 8718 Autumn Oaks, Dallas, TX 75243 information regarding COBRA election

2.3.2	Mannatech shall transfer to Ms. Simon clear title to the company car that Ms. Simon last used as a Mannatech employee.

2.3.3	Mannatech shall transfer to Ms. Simon the title to the mobile phone Ms. Simon last used as a Mannatech employee, and the Parties agree that Ms. Simon will take the sole responsibility for any payments or contract for the use of same; provided, however, that the Confidential Information and other Mannatech information contained on the cell phone (and printed in hardcopy format or copied or extant in other media) shall be returned or destroyed at Mannatech’s option upon the termination of this Agreement, and Ms. Simon shall certify her compliance with this requirement, in writing, at Mannatech’s request.

2.3.4	Mannatech agrees that Ms. Simon will take possession and ownership of the executive desk, executive chair, two side chairs, and laptop computer (the “Computer”) that she last used as a Mannatech employee; provided, however, that prior to her taking possession of the Computer, Ms. Simon agrees that Mannatech shall copy and/or image the hard drive from the Computer, and that she will contact and work with Mannatech’s IT department for this purpose; and provided further, that the Confidential Information and/or other Mannatech information contained on the computer (and printed in hardcopy format or copied or extant in other media) shall be returned or destroyed at Mannatech’s option upon the termination of this Agreement, and Ms. Simon shall certify her compliance with this requirement, in writing, at Mannatech’s request.

2.4	Release Of Claims. Mannatech hereby GENERALLY RELEASES AND FOREVER DISCHARGES Ms. Simon (including, without limitation, Ms. Simon’s current, former, and successor attorneys, representatives, guardians, heirs, assigns, successors, executors, administrators, insurers, servants, agents, employees, affiliates, the successors or assigns of any of the foregoing, and all persons acting by, through, under, or in concert with them, or any of them) of and from any and all manner of action or actions, cause or causes of action, at law or in equity, including all suits, debts, liens, contracts, agreements, promises, liabilities, claims, and demands, for any and all damages, loss, cost or expense, of any nature whatsoever, known or unknown, fixed or contingent, asserted or unasserted, liquidated or unliquidated, due or to become due (hereinafter called “claims”), which Mannatech now has or may hereafter have against Ms. Simon by reason of any matter, cause, or thing whatsoever, from the beginning of time to the date hereof including but not limited to those claims arising out of Ms. Simon’s employment with Mannatech or the termination of such employment. Without limiting the generality of the foregoing, the claims released herein include any claims arising out of, based upon, or in any way related to:

2.4.1	the Employment Agreement between Mannatech and Ms. Simon dated effective as of November 11, 2005, and any amendments or supplements to that agreement;

2.4.2	any property, contract, or tort claims, including any and all claims of wrongful discharge, breach of employment contract, breach of any covenant of good faith and fair dealing, retaliation, intentional or negligent infliction of emotional distress, tortious interference with contract or existing or prospective economic advantage, negligence, misrepresentation, breach of privacy, defamation, loss of consortium, breach of fiduciary duty, violation of public policy, or any other common law claim of any kind;

2.4.3	any claim relating to or arising under any other local, state, or federal statute or principle or case of common law (whether in contract or in tort) governing employment, discrimination in employment, and/or the payment of wages or benefits; and

2.4.4	any claim that Ms. Simon has acted improperly, illegally, or unconscionably in any manner whatsoever at any time prior to the execution of this Agreement;

provided however, that the release described herein shall not apply to any claims that Mannatech has or may have in the future with respect to (i) any breach of this Agreement by Mannatech; or (ii) any claims for indemnification pursuant to Mannatech’s bylaws.

ARTICLE III

LITIGATION CONSULTING ARRANGEMENT.

3.1	Responsibilities. During the term of this Agreement, Ms. Simon agrees to make herself available for up to ten hours each month on reasonable notice at reasonable times reasonably determined by Ms. Simon to perform litigation consulting services as requested by Mannatech or its designee, as mutually agreed by the Parties. Ms. Simon’s responsibilities will include, but are not necessarily limited to legal advice and litigation consulting. Ms. Simon will submit a written report to Mannatech on a quarterly basis, identifying the issues she consulted about under this Agreement.

3.2	Policies & Procedures. Ms. Simon agrees that she is subject to and will comply with Mannatech’s corporate policies and procedures as applicable considering the terms of this Agreement, as such policies and procedures may be modified, supplemented or eliminated from time to time at the sole discretion of Mannatech.

ARTICLE IV

TERMINATION OF LITIGATION CONSULTING ARRANGEMENT.

4.1	Termination. Either Ms. Simon or Mannatech may terminate this Agreement at any time for any reason whatsoever, with thirty (30) days written notice to the other. Articles I, IV, VI, VII, VIII, and IX of this Agreement shall survive and continue in force after the termination of this Agreement, regardless of the grounds for termination or which party or circumstance effected the termination.

4.1.1	If this Agreement is terminated by Mannatech without Cause or by Ms. Simon for Good Reason, then Ms. Simon will continue to be paid under the terms of this Agreement until the expiration of this Agreement.

4.1.2	If this Agreement is terminated by Mannatech for Cause, or by Ms. Simon without Good Reason, then Mannatech shall pay Ms. Simon under this Agreement through the date of notice of termination, and shall have no obligation to make further payments under this Agreement after that date.

4.1.3	If this Agreement is terminated because of Ms. Simon’s death or Disability, this Agreement shall operate in favor of her Estate, and all payments contemplated hereunder shall continue to be performed in favor of her estate.

4.1.4	Notwithstanding any other provision of this Agreement, Ms. Simon (or her estate or representative, as applicable) will be required to execute a severance agreement, including a general release of claims, in favor of Mannatech, in a form satisfactory to Mannatech, as an express condition to receiving benefits and payments under Section 4.1.1 of this Agreement.

4.2	Definitions.

4.2.1	Cause. For the purposes of this Agreement, “Cause” shall mean misconduct, including (i) conviction of any felony or any crime involving moral turpitude or dishonesty; (ii) participation in a fraud or act of dishonesty against Mannatech; (iii) material breach of this Agreement; or (iv) a failure or refusal in a material respect to fulfill the terms of this Agreement after being provided with notice of such failure and an opportunity to cure within seven (7) days of receipt of such notice.

4.2.2	Disability. For the purposes of this Agreement, “Disability” shall mean Ms. Simon’s inability to perform the essential functions of her obligations under this Agreement for a combined total of one hundred and eighty (180) days during any consecutive twelve (12) month period, as determined by an independent qualified physician mutually acceptable to Ms. Simon (or her personal representative) and Mannatech, due to her mental or physical impairment, notwithstanding reasonable accommodations by Mannatech.

4.2.3	Good Reason. For the purposes of this Agreement, “Good Reason” shall mean Mannatech’s denial of compensation due and owing to Ms. Simon under this Agreement, where such denial is by any means, including but not limited to a material act or omission of fraud, theft, or dishonesty in Mannatech’s accounting practices or otherwise or disparagement of Ms. Simon by Mannatech officers (not including Mannatech employees or associates).

ARTICLE V

EXPENSE REIMBURSEMENT.

5.1	Business Expense Reimbursement. Mannatech agrees to reimburse Ms. Simon for those reasonable business expenses she necessarily incurs in her capacity as a litigation consultant consistent with Mannatech’s policies in this regard. Ms. Simon must submit the necessary documentation establishing the amount, date and reason for expenses she incurred and for which she seeks reimbursement.

ARTICLE VI

CONFIDENTIAL INFORMATION.

6.1	Definition of “Confidential Information.”

6.1.1	“Confidential Information” means material, data, ideas, inventions, formulae, patterns, compilations, programs, devices, methods, techniques, processes, know how, plans (marketing, business, strategic, technical or otherwise), arrangements, pricing and/or other information of or relating to Mannatech (as well as its customers and/or vendors) that is confidential, proprietary, and/or a trade secret (a) by its nature, (b) based on how it is treated or designated by Mannatech, (c) such that its appropriation, use or disclosure would have a material adverse effect on the business or planned business of Mannatech, or (d) as a matter of law. All Confidential Information is the property of Mannatech, the appropriation, use and/or disclosure of which is governed and restricted by this Agreement.

6.1.2	Exclusions. Confidential Information does not include material, data, and/or information that (i) Mannatech has voluntarily placed in the public domain; (ii) has been lawfully and independently developed and publicly disclosed by third parties; (iii) constitutes the knowledge and skills gained by Ms. Simon during her prior Mannatech employment or the term of this Agreement; or (iv) otherwise enters the public domain through lawful means; provided, however, that the unauthorized appropriation, use, or disclosure of Confidential Information by Ms. Simon, directly or indirectly, shall not affect the protection and relief afforded by this Agreement regarding such information.

6.2	Provision of Confidential Information. Irrespective of the term of this Agreement, and in consideration of Ms. Simon’s promises in Section 6.3 of this Agreement, Ms. Simon acknowledges that Mannatech will provide her access to Confidential Information, as part of her litigation consulting duties under this Agreement.

6.3	Protection of Confidential Information. Both during and after the term of this Agreement, Ms. Simon shall not in any manner, directly or indirectly: (i) appropriate, download, print, copy, remove, use, disclose, divulge, or communicate Confidential Information to any Person, including (without limitation) originals or copies of any Confidential Information, in any media or format, except for Mannatech’s benefit within the course and scope of Ms. Simon’s duties under this Agreement or with the prior written consent of the CEO of Mannatech; or (ii) take or encourage any action which would circumvent, interfere with or otherwise diminish the value or benefit of Confidential Information to Mannatech. Ms. Simon agrees to use her best efforts and utmost diligence to protect and safeguard the Confidential Information as prescribed in this Article VI. Notwithstanding any other provision of this Agreement, Ms. Simon acknowledges her additional obligations to protect the secret, confidential, and/or privileged information of Mannatech in her role as an attorney, in addition to any other obligations related to the terms of this Agreement.

6.4	Return and Review of Information.

6.4.1	Mannatech Property. All Confidential Information and other information and property affecting or relating to the business of Mannatech within Ms. Simon’s possession, custody or control, regardless of form or format, shall remain at all times the property of Mannatech.

6.4.2	Upon Request. At any time that Mannatech may request, during or after the term of this Agreement, Ms. Simon shall deliver to Mannatech all Confidential Information and other information and property affecting or relating to the business of Mannatech within Ms. Simon’s possession, custody or control, regardless of form or format. Both during and after the term of this Agreement, Mannatech shall have the right of reasonable access to review, inspect, copy, and/or confiscate any Confidential Information within Ms. Simon’s possession, custody or control.

6.4.3	Upon Termination. Ms. Simon shall return to Mannatech all Confidential Information and other information and property affecting or relating to the business of Mannatech within Ms. Simon’s possession, custody or control, regardless of form or format, upon written request, upon termination of this Agreement for any reason, regardless of the termination is voluntary, involuntary, for Cause or not for Cause.

6.5	Response to Third Party Requests. Upon receipt of any formal or informal request, by legal process or otherwise, seeking Ms. Simon’s direct or indirect disclosure or production of any Confidential Information to any Person, Ms. Simon shall promptly and timely notify Mannatech and provide a description and, make same available to Mannatech. Ms. Simon irrevocably nominates and appoints Mannatech, as Ms. Simon’s true and lawful attorney-in-fact to act in Ms. Simon’s name, place and stead to perform any act that Ms. Simon might perform to defend and protect against any disclosure of Confidential Information.

6.6	Survival. Article VI of this Agreement shall survive the execution, performance and/or termination of this Agreement.

ARTICLE VII

OWNERSHIP OF INFORMATION, INVENTIONS AND ORIGINAL WORK.

7.1	Ownership Of Information, Inventions And Original Work.

7.1.1	Ms. Simon agrees that any creative works, discoveries, designs, software, computer programs, inventions, improvements, modifications, enhancements, know-how, formulation, concept or idea which is conceived, created or developed by Ms. Simon, either alone or with others (collectively referred to as “Work Product”) during the course of this Agreement is the exclusive property of Mannatech if:

7.1.1.1	it was conceived or developed in any part in connection with the performance of duties under this Agreement;

7.1.1.2	any equipment, facilities, materials or Confidential Information of Mannatech was used in its conception or development; or

7.1.1.3	it either: (i) relates, at the time of conception or reduction to practice, to Mannatech’s business or to an actual or demonstrably anticipated research or development project of Mannatech, or (ii) results from any work performed by Ms. Simon for Mannatech.

7.1.2	With respect to any such Work Product, Ms. Simon agrees as follows:

7.1.2.1	Ms. Simon shall promptly disclose the Work Product to Mannatech;

7.1.2.2	Ms. Simon agrees to assign, and hereby does assign, all proprietary rights to such Work Product to Mannatech without further compensation;

7.1.2.3	Ms. Simon agrees not to file any patent or copyright applications related to such Work Product except with the written consent of the Board;

7.1.2.4	Ms. Simon agrees to assist Mannatech in obtaining any patent or copyright on such Work Product, and to provide such documentation and assistance as is necessary to Mannatech to obtain such patent or copyright; and

7.1.2.5	Ms. Simon shall maintain adequate written records of such Work Product, in such a format as may be specified by Mannatech. Such records will be available to and remain the sole property of Mannatech at all times.

7.1.3	Any Work Product disclosed by Ms. Simon within one (1) year following the termination of this Agreement shall be deemed to be owned by Mannatech under the terms of this Agreement, unless proved by Ms. Simon to have been conceived after such termination.

ARTICLE VIII

RESTRICTIVE COVENANTS.

8.1	Continued Application of Restrictive Covenants. The provisions of Sections 4, 5, 6, and 7 of the Employment Agreement (inclusive of their respective subparts) that apply post-employment according to their terms shall survive the execution of this Agreement, and shall continue to apply according to their terms.

ARTICLE IX

GENERAL PROVISIONS.

9.1	Governing Law and Consent to Personal Jurisdiction; Arbitration.

9.1.1	This Agreement is governed by and will be construed in accordance with the internal laws of the State of Texas without giving effect to any choice of law or conflict provisions or rule (whether of the State of Texas or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Texas, and each party hereby expressly consents to the personal jurisdiction and venue of the state and federal courts located in Dallas County, Texas for any lawsuit filed arising from or relating to this Agreement or the related arbitration.

9.1.2	The parties agree that any controversy or claim (including all claims pursuant to common and statutory law) between them, including any controversy or claim relating to this Agreement or arising from or relating to the subject matter of this Agreement shall be resolved exclusively through binding arbitration. Subject to the terms and any exceptions provided in this Agreement, the parties each waive the right to a jury trial and waive the right to adjudicate their disputes under this Agreement outside the arbitration forum provided for in this Agreement.

9.1.3	In the event either party provides a notice of arbitration of dispute to the other party, the arbitration shall be administered by a single arbitrator with the American Arbitration Association in accordance with its then-current applicable commercial rules and procedures. Any such arbitration proceeding shall take place in Dallas County, Texas.

9.1.4	In any arbitration proceeding conducted subject to these provisions, all statutes of limitation that would otherwise be applicable shall apply to any arbitration proceeding hereunder. In any arbitration proceeding conducted subject to these provisions, the arbitrator(s) is/are specifically empowered to decide any question pertaining to limitations and may do so by documents or by a hearing, in her or her or their sole discretion. The arbitrator may authorize the submission of pre-hearing motions similar to a motion to dismiss or for summary adjudication of any claim or controversy in issue.

9.1.5	The arbitrator will have the authority to award the same remedies, damages and costs that a court could award. The prevailing party in such proceeding shall be entitled to record and have awarded its reasonable attorney’s fees, in addition to any other relief to which it may be entitled. The arbitrator shall issue a reasoned award explaining the decision, the reasons for the decision and any damages awarded. The arbitrator’s decision will be final and binding. The judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. This provision may be enforced under the Federal Arbitration Act.

9.1.6	As the sole exception to the exclusive and binding nature of the arbitration commitment set forth above, the Parties agree that Mannatech shall have the right to initiate an action in a court of competent jurisdiction in order to request temporary, preliminary and permanent injunctive or other equitable relief, including, without limitation, specific performance, to enforce the terms of Articles VI, VII, and VIII of this Agreement, without the necessity of proving inadequacy of legal remedies or irreparable harm or posting bond. However, nothing in this paragraph should be construed to constitute a waiver of the parties’ rights and obligations to arbitrate regarding matters other than those specifically addressed in this paragraph.

9.1.7	Mannatech may suspend any payments due under this Agreement pending the outcome of litigation and/or arbitration regarding a breach of any provision of this Agreement or regarding a dispute arising from the subject matter of this Agreement.

9.2	Successors and Assigns. This Agreement will be binding upon Ms. Simon’s heirs, executors, administrators and other legal representatives and will be for the benefit of Mannatech, its successors and its assigns. This Agreement will be binding upon Mannatech’s successors and assigns and will be for the benefit of Ms. Simon’ heirs, executors, administrators and other legal representatives.

9.3	Third-Party Beneficiaries. Ms. Simon and Mannatech acknowledge and agree that the terms of this Agreement, including but not limited to the releases of claims by Ms. Simon, will inure to the benefit of Mannatech’s affiliated entities, owners, stockholders, agents, directors, officers, members, partners, employees, insurers, representatives, lawyers, employee welfare benefit plans, pension plans and/or deferred compensation plans and their trustees, administrators or other fiduciaries, the successors or assigns of any of the foregoing, and all persons acting by, through, under, or in concert with them, or any of them. This Agreement shall inure to the benefit of Ms. Simon and to her heirs, administrators, representatives, executors, successors and assigns.

9.4	Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law; but if any provision of this Agreement is prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such provision or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

9.5	Headings and Construction. The headings in this Agreement are for convenience only and are not considered a part of or used in the construction or interpretation of any provision of this Agreement.

9.6	Entire Agreement. The matters set forth in this Agreement constitute the sole and entire agreement between Ms. Simon and Mannatech and supersede all prior agreements (except as otherwise set forth herein), negotiations, and discussions between the parties hereto and/or their respective counsel with respect to the subject matter hereof. No other representations, covenants, undertakings, or other prior or contemporaneous agreements, oral or written, regarding the matters set forth in this Agreement shall be deemed to exist or bind any of the parties hereto. Each party understands and agrees that they have not relied on any statement or representation by the other party or any of its representatives in entering into this Agreement. The Parties are each entering into this Agreement based on their own independent judgment.

9.7	Amendment to This Agreement. Any amendment to this Agreement must be writing and signed by duly authorized representatives of the parties hereto and stating the intent of the parties to amend this Agreement.

9.8	Voluntary Execution. This Agreement has been entered into as a result of arms-length negotiations between Ms. Simon and Mannatech, and the parties each represent that they are voluntarily executing this Agreement after an adequate opportunity to consult with counsel of their choosing regarding its meaning and effect.

9.9	Execution in Counterparts. This Agreement may be executed in counterparts, including facsimile counterparts, with the same force and effectiveness as if it were executed in one complete document.

IN WITNESS WHEREOF, Mannatech and Ms. Simon have executed and delivered this Agreement as of the date first written above.

AGREED:	Mannatech, Incorporated

	By:	/s/ Sam Caster
Sam Caster, Chief Executive Officer and Chairman of the Board

AGREED:	Bettina Simon

/s/ Bettina Simon

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Exhibit 1.8

Jonathan Crowell v. Mannatech Incorporated and Samuel L. Caster, Civil Action No. 05-829, in the United States District Court for the District of New Mexico (filed 8/1/05)

Richard McMurry v. Mannatech Incorporated, Samuel L. Caster, Terry L. Persinger, and Stephen D. Fenstermacher, Civil Action No. 05-924, in the United States District Court for the District of New Mexico (filed 8/30/05)

Michael Bruce Zeller v. Mannatech Incorporated, Samuel L. Caster, Terry L. Persinger, and Stephen D. Fenstermacher, Civil Action No.05-975, in the United States District Court for the District of New Mexico (filed 9/5/05)

The above are consolidated by court order sub nom In re Mannatech, Inc. Securities Litigation, Master File No. CIV-05-0829-JP/RLP

Norma Middleton, Derivatively and on Behalf of Nominal Defendant, Mannatech, Inc., v. Samuel L. Caster, Terry L. Persinger, Donald A. Buchholz, J. Stanley Fredrick, Gerald E. Gilbert, Alan D. Kennedy, Marlin Ray Robbins, and Patricia A. Wier, Cause No. 3:05-CV-02059-K, in the United States District Court for the Northern District of Texas, Dallas Division (filed 10/18/05).

Kelly Schrimpf, Derivatively and on Behalf of Nominal Defendant Mannatech, Incorporated v. Samuel L. Caster, Terry L. Persinger, Steven W. Lemme, and Stephen D. Fenstermacher, Cause No. 06-00286, in the 162nd District Court of Dallas County, Texas (filed 1/11/06).

Frances Nystrom, Derivatively and on Behalf of Nominal Defendant Mannatech, Incorporated v. Samuel L. Caster, Terry L. Persinger, Stephen D. Fenstermacher, John Stuart Axford, J. Stanley Fredrick, Gerald E. Gilbert, Alan D. Kennedy, Marlin Ray Robbins, Patricia A. Weir, and Donald A. Buchholz, No. 3:06-CV-0093-K, in the United States District Court for the Northern District of Texas (filed 1/13/06).